Exhibit 10.1
THIRD PAYMENT EXTENSION AGREEMENT
          THIS THIRD PAYMENT EXTENSION AGREEMENT made effective the 30th day of April, 2010 by and between DIGITAL AUDIO CORPORATION (“Company”) and DRI CORPORATION (formerly Digital Recorders, Inc.) (“Holder”).
          WHEREAS, on April 30, 2007 Company and Holder entered into a $344,184.50 Promissory Note that called for four (4) annual principal payments of $86,046.12 due beginning April 30, 2008 (“Promissory Note”);
          WHEREAS, the third principal payment is due from the Company to the Holder on April 30, 2010;
          WHEREAS, the Company has requested an extension of ninety (90) days in which to pay said third principal payment;
          WHEREAS, the Holder agrees to allow said ninety (90) day extension with interest to continue as set forth in the Promissory Note; and
          WHEREAS, the parties desire to extend the third payment of principal due on April 30, 2010 as set forth herein.
          NOW, THEREFORE, for the consideration of Ten Dollars and other mutual promises and premises made herein, the parties agree as follows:
1.	The third principal payment due under said Promissory Note shall be extended until July 30, 2010.

2.	In all other respects, the terms and provisions of the Promissory Note are ratified and confirmed.
          IN WITNESS WHEREOF, the parties have signed this Third Payment Extension Agreement the day and year first above written.

DIGITAL AUDIO CORPORATION
By	/s/ Donald E. Tunstall

DRI CORPORATION
By	/s/ David L. Turney

          The undersigned guarantor joins in this Third Payment Extension Agreement for acknowledgment purposes effective as of the 30th day of April, 2010.

DOLPHIN DIRECT EQUITY PARTNERS, LP By: Dolphin Advisors, LLC Its managing general partner By: Dolphin Management Inc. Its managing member
By:	/s/ Peter E. Salas
	Name:	Peter E. Salas
	Title:	President